UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    On July 9, 2014, the Board of Directors (the “Board”) of Silicon Image, Inc. (the "Registrant") appointed Umesh Padval to the Board, effective as of July 15, 2014.   Mr. Padval was designated as a Class II director and will stand for re-election at the 2016 Annual Meeting of Stockholders. Mr. Padval is expected to be named to the Registrant’s Corporate Development Committee.

    In connection with his service as a director, Mr. Padval will receive the Registrant’s standard non-employee director cash and equity compensation. Mr. Padval will receive a pro-rata portion of the $35,000 annual retainer for his service through the remaining portion of the year ending December 31, 2014. In addition, for his service on the Board, Mr. Padval will be granted 15,000 restricted stock units (“RSUs”) under the Registrant’s 2008 Equity Incentive Plan as an initial RSU Grant (the “Initial RSU Grant”).  The Initial RSU Grant will vest as to 100% on the first anniversary of the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to the Registrant.  Per the Registrant’s standard non-employee director cash and equity compensation practices, immediately following each annual meeting of stockholders, Mr. Padval will also be granted RSUs having a grant value of $75,000, with the number of shares determined as of the grant date by dividing the grant value by the thirty (30) day trailing average of the closing price of our stock reported on the NASDAQ Global Select Market (the “Annual Retainer RSU Grant”). The Annual Retainer RSU Grant will vest 100% on the earlier of the first anniversary of the grant date or the date of the Registrant’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to the Registrant.

    In connection with his appointment, Mr. Padval and the Registrant entered into the Registrant’s standard form of director Indemnity Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Registrant has agreed to hold harmless and indemnify Mr. Padval to the fullest extent authorized by the Registrant's certificate of incorporation, bylaws and Delaware law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.01 to the Registrant's Annual Report Form 10-K filed on March 15, 2004 and which exhibit is incorporated by reference herein.

    Mr. Padval currently serves as a partner at Bessemer Venture Partners, a venture capital firm. Prior to joining Bessemer in September 2007, Mr. Padval served as executive vice president, consumer products at LSI Corporation, a storage technology, networking and consumer electronics company. Prior to his promotion to executive vice president, consumer products, Mr. Padval was senior vice president and general manager for LSI's broadband entertainment division, a position he held from 2001 until his promotion. Mr. Padval served as chief executive officer of C-Cube Microsystems from 2000 until its acquisition by LSI in 2001, its president from 1998 to 2000, and a member of its board of directors from 2000 to 2001. Previously, Mr. Padval was senior vice president and general manager of the consumer digital entertainment division at VLSI Technology, Inc., an integrated circuits company that was acquired by Koninklijke Philips Electronics N.V. Mr. Padval also served as senior vice president and general manager for VLSI's computing division. Before joining VLSI in 1987, Mr. Padval held marketing and engineering positions at AMD. Mr. Padval currently serves on the board of directors of two public companies, Integrated Device Technology, Inc. and Entropic Communications, Inc., and several private companies. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Bombay and an M.S. in engineering from Stanford University.

    After conducting a search for a new Board member, the Board concluded that Mr. Padval’s experiences as a chief executive officer and member of senior management at leading semiconductor companies and as a director at publicly held companies make him an ideal candidate, bringing to the Board significant semiconductor, operations, engineering, management and boardroom experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2014

SILICON IMAGE, INC.

By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer